UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2023

INTRUSION INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39608	75-1911917
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 East Park Blvd, Suite 1200 Plano, Texas	75074
(Address of Principal Executive Offices)	(Zip Code)

(972) 234-6400

(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	INTZ	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreement

Approval of Amendment to 2021 Omnibus Stock Incentive Plan

On March 27, 2023, the board of directors of Intrusion Inc. (the “Company”) approved an amendment (the “Amendment”) to the 2021 Omnibus Incentive Plan (the “Plan”), which made the following material changes to the Plan (as amended by the Amendment, the “Amended Plan”): (1) permits the Compensation Committee to recognize the existence of special circumstances with the approval of the Board of Directors; and, (2) under such special circumstances, issue awards not otherwise subject to the attainment of a performance criteria to vest during a period less than one (1) year. As of May 16, 2023, a majority of the stockholders of the Company approved the Amended Plan.

The full text of the Amended Plan is attached to this Form 8-K as Exhibit 10.1 and is incorporated herein by reference. Please refer to Exhibit 10.1 for a more complete description of the terms of the Amendment.

Item 9.01 Financial Statements and Exhibits

(c)       Exhibits

Exhibit No. Description

10.1	Amended Omnibus Stock Incentive Plan of Intrusion, Inc.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INTRUSION INC.

Dated: May 22, 2023	By:	/s/ Kimberly Pinson
Kimberly Pinson
Chief Financial Officer

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